Exhibit 10.26

APACHE DESIGN SOLUTIONS, INC.

2010 AE COMPENSATION POLICY

Effective January 1, 2010

This AE Compensation Policy (the Policy) sets forth the AE Compensation to be paid by Apache Design Solutions, Inc. (Company) to AE Personnel (Employee). This policy is effective for the Period (as defined in Exhibit A) and may be modified or amended by Company as provided hereunder.

No content information in this Policy shall be construed to create or imply the creation of an employment contract between Company and Employee, nor as a guarantee of employment for any specific period.

1.	GOALS AND RESPONSIBILITIES OF EMPLOYEE

The Employee will generate three specific outcomes (“Goals”) in the Territory:

1.	Exceed 2010 Bookings Quota.

2.	Develop enthusiastic Target Account customers in the assigned Prospecting Territory.

3.	Sell the entire Apache product portfolio.

It is the responsibility of the Employee to conduct the Company’s business within the assigned Territory (as defined in Exhibit “A”) in such a manner that the Company’s image is maintained and enhanced and the Company’s long-term sales and profit potential is maximized.

Specifically, the Employee’s responsibilities include, but are not limited to:

•	The successful closing of orders and the coordination of all Company resources required to close such orders, to achieve the assigned sales quota for the Employee’s territory.

•	Development of major accounts, and coordinating benchmarking activities and technical account strategies within those accounts between other sales offices and headquarters.

•	Energetic and ethical pursuit of opportunities for sales of the Company’s products, including assistance in the development of effective sales strategies and tactics.

•	Providing feedback to headquarters R&D regarding enhancement requests and bugs encountered by our customers.

•	Maintenance of cordial and productive relationships with present Company customers, potential new customers, and Apache employees.

•	Technical account management of all of the customers, which Employee engages, and ensuring the use of the appropriate Company resources and personnel to resolve technical challenges.

•

Develop and maintain well-documented account folders, communicate in professional and concise letters, faxes, emails, memos, etc. with customers and sales management in the regions and the headquarters.

•	Prompt reporting and analysis of potential and/or existing problems with customers and the coordination of responses and solutions provided by headquarters.

•	Recruiting, hiring, and training of Field Application Engineers in accordance with Company guidelines and the Employee’s assigned responsibility.

2.	COMPENSATION

For the satisfactory discharge of the responsibilities described above, and those which may be assigned from time to time, the Company will pay the Employee compensation consisting of base salary, sales commissions for order bookings in the assigned territory, and in some cases, bonuses for obtaining specific strategic objectives (MBO’s).

2.1	TERRITORY

Each Employee is assigned a territory, which specifically determines the accounts, and geography within which the individual may prospect and will be paid sales commissions on those opportunities closed by Employee. The responsibility may include either direct sales to the Territory, or sales management of the individuals directly selling to the Territory. The Territory is defined by geographic area, an account or group of named accounts, selected industries or industry groups, products, or any combination thereof as determined by the Company. The initial Territory for each Employee is specifically identified in Exhibit “A” attached hereto. Quota is based upon the assigned Territory.

2.2	BASE SALARY

Base salary is compensation for general sales activity, the maintenance of relations with and support of the Company’s existing customers in the Territory, the development of new Company business within the Territory, the management of company resources, and the management of personnel that may be reporting to the Employee. Base salary as specified in Exhibit “A” hereto will be paid semimonthly (monthly for international employees) and may be adjusted from time to time by the Company.

2.3	QUOTA AND QUOTA CREDIT

An annual US Dollar order bookings volume (Quota) for the Employee’s assigned Territory is established by the Company and is specified in Exhibit “A”. The Quota may be pro-rated for employees with less than a full year of service, and may vary by account or the type of business booked. Once the Quota is achieved, the commission rate for each subsequent order within the Period covered by the Quota may be calculated as specified in Exhibit “A”.

Quota credit (Quota Credit) towards this assigned Quota will be earned by the Employee as specified below on the net purchase price (excluding taxes, distributor commissions, shipping and import charges) for all non-contingent and non-cancelable software orders booked during the Period and Territory covered by the Quota, subject to the limitations in section 6. When a new order is received where multiple licenses are included with different shipment dates, Quota Credit will be earned only for licenses with a customer requested shipment date within 90 days of the date the order is accepted. Quota Credit on the remaining licenses that are yet to be shipped will be earned when the requested shipment date on the PO is within a rolling 90-day window. Quota Credit will be issued upon acceptance by Company of the customer’s purchase order, provided there is a valid and executed software license agreement in place between the Company and the customer, and Employee provides Company-requested information about credit worthiness of customer. Eligible orders for Quota credit are for software products and maintenance only. Consulting services, training, and R&D contracts which may be commissionable at the Company’s discretion, do not count toward quota attainment. No Quota Credit will be given for customer funded R&D projects, except to the extent it involves delivery of and payment for standard software products and where the net price of the software can be determined. Contingent orders are not eligible for Quota Credit or Commission Credit until all contingencies are removed.

For One-Year Time-Based Licenses (TBL), Quota Credit will be earned upon receipt and acceptance by Company of an order, equal to the net purchase order received for the one-year TBL, also known as the Annual Contract Value (ACV) of the order.

Only the first year of Multi-Year Orders is eligible for quota and commission credit within the current plan year. Subsequent years of Multi-year Orders are eligible for quota and commission credit in the plan year in which subsequent product is delivered and payments are made for the employee responsible for that account.

Perpetual licenses and perpetual license maintenance, if offered and approved by Company for a particular software product, will earn Quota Credit for the value of the full order booked.

For short-term software rentals, Quota Credit will be earned based upon the value of the net purchase order both received and scheduled by the customer for delivery within a 90-day sliding booking window.

2.4	SALES COMMISSIONS AND TERMS OF PAYMENT

Sales commissions at the rate(s) specified in Exhibit “A” will be earned and paid upon both the acceptance by the Company of hard-copy or electronic purchase orders for the Company’s license and maintenance products which are eligible for Quota Credit, and upon receipt of payment by Company for the shipped products, as specified below.

Commissions will be paid on training and consulting services, as listed in the official price list or as specifically authorized by the Company. Commission may also be paid for certain customer specific research and development contracts, at the Company’s sole discretion, but the commission rate will be determined on a case-by-case basis. In determining the commission, the level of participation of the Employee in obtaining the order and managing the project will be taken into consideration. As specified in 2.3 above, Quota Credit will not be earned for these specified types of orders.

Orders that contain contingencies will not be eligible for any commission payments until such contingencies expire or are removed in writing by customer and payment from the customer is received.

Commission will be earned and paid as follows: (i) Booking Portion: 50% of the commission will be earned and paid upon Company acceptance, shipment, and invoicing of eligible purchase orders, and based upon the booking Quota Credit for that order as specified in 2.3. (ii) Customer Payment Portion: The remaining 50% will be earned and paid upon receipt of the customer payment by the Company, subsequent to invoicing the customer for the products shipped, and based upon the earned Quota Credit amount.

All commissions will be paid as specified above in the closest semi-monthly (monthly for international) pay period that is practical, after both the receipt and acceptance of the purchase order and receipt of payment by the Company, but in no case longer than 30 days after payment receipt. In addition, the proper Company software license and maintenance agreements must be executed by the Customer and in place prior to any commissions being paid, except that Company may elect to advance commission payments if the license agreements are actively being negotiated in good faith. For any eligible orders with multiple or staged payments, the Customer Payment Portion of the commission payment will be made in stages as each portion is paid and received by the Company, if the Company has approved multiple payments (e.g., quarterly payments) from the customer.

2.5	STRATEGIC OBJECTIVE BONUSES – MBO’S

Some Employees may be assigned specific strategic goals intended to facilitate the Company’s long-term business objectives. Any MBO’s and the associated bonus for achieving them will be specified in Exhibit “A”.

2.6	CANCELED ORDERS, CUSTOMER RETURNS, DELINQUINT PAYMENTS AND HOLD-BACKS

The Company has the right and will deduct from the Employee’s earned commission account, that portion of any commission earned and/or paid in connection with canceled orders, delinquent payments, or products returned to the company for any reason or no reason. Commissions on agreed upon “holdbacks” by the customer may be deducted by the Company. Commissions on “hold-back” amounts will become earned and payable upon payment of such “hold-back” by the customer.

2.7	LOCAL CURRENCY COMPENSATION FOR INTERNATIONAL EMPLOYEE

The Company may elect to pay international employees’ Annual Base Salary in the Employee’s local currency as noted in Exhibit A by the Annual Base Salary amount using the Employee’s local currency symbol (such as €, NIS, INR, etc). If the Employee’s Commission Amounts are paid in the Employee’s local currency, then Exhibit A will have:

•	the “Commission At Quota” amount in the Employee’s local currency,

•	the symbol conversion field: “local currency symbol / $” (e.g., € / $) immediately to the right of the commission rate.

It is clarified that exchange rates are not required to calculate the Commission Amount using this approach.

3.	ACCEPTANCE OF ORDERS

The Company reserves the right to reject any order not conforming to its official price lists, terms and conditions, product configurations, specifications, approved discounts and for any reason or for no reason. In addition, the Company reserves the right to delay acceptance of or reject an order if a customer’s credit worthiness is, in the opinion of the Company, indeterminable or unacceptable.

The Employee acknowledges the sole and exclusive right of the Company to delay acceptance of orders and/or the rejection of orders. No orders will be eligible for commission or quota credit prior to acceptance by the Company.

4.	SPLIT COMMISSIONS

From time to time, the Company will divide or split commissions and Quota Credit between employees in different territories. Such “splits” will be required, for example, where more than one division or location of a customer is directly involved in the purchase of Company products. Commissions are paid to reward selling effort and to recognize that on-going support is necessary for every installation. The intent in this process is to avoid any double-commission payments by the Company.

4.1	SPLIT QUOTA AND COMMISSION CREDIT

In cases where there is a split quota and commission credit between territories,

•

forty percent (40%) of the Quota Credit and commission will be divided between the employees responsible for the Territories where the product is utilized (Utilization Credit) based upon the relative license utilization of each Territory as determined by Company sales management,

•	forty percent (40%) of the Quota Credit and commission will be divided between the employees participating in the opportunity, based upon the relative contribution of each employee to the sales effort (Contribution Credit), as determined by Company sales management.

•

twenty percent (20%) will go to the employee responsible for coordinating the worldwide sales activities for that account (Administrative Credit). This worldwide coordination role is known as the Global Sales Owner (GSO) for the account. If there is no GSO for an account, then the remaining twenty percent (20%) will be split across the employees responsible for negotiating the business and legal arrangements with the customer. It is clarified that the assigned GSO receives this Administrative Credit even if the order is negotiated by someone other than the GSO.

To be eligible for quota and commission split credit for products shipped to another salesperson(s)’ Prospecting Territory (including licenses accessed through a Wide Area Network from another field personnel’s territory), the Employee must work in good faith and communicate regularly with salesperson(s) responsible for said Prospecting Territory.

4.2	CROSS TERRITORY SALES

In cases where software is ordered in one geographic location and immediately shipped to another (or accessed through a Wide Area Network), a split will be considered, particularly if the use of the Company’s product in another geographic location had a direct influence on the sale in another. The same guidelines will be applied as for splits specified above.

4.3	WIDE-AREA NETWORKING (WAN) SPLITS:

The Company may permit a customer to make use of a WAN in utilization of Company’s products in multiple sites worldwide, or between multiple sites spread across different geographic territories within the U.S. In that event, the Company shall use its reasonable best efforts to determine a just and fair split of the earned commissions and Quota Credit on any new license purchases added to the WAN pool. The Company will attempt to use whatever data is provided by the customer as well as effort-level, in determining a fair split and allocating Quota Credit and commission payments.

4.4	GENERAL

The Company reserves the sole and exclusive right to divide sales commissions and Quota Credit between employees based on its best judgment of the circumstances of the sale. The Company’s decisions on splits will be final.

Any licenses that are installed at one site for less than 90-days and then transferred to another division or location outside of the initial territory (under the terms in the Software License Agreement or other conditions acceptable to Company), will be eligible for commission splits. After this ninety (90) day period, the transfer of licenses outside the selling territory merit no commission splits.

5.	DEDUCTIONS FROM COMPENSATION TO EMPLOYEE

All payments made to U.S. employee hereunder are subject to state, federal and local tax withholding requirements, other deductions required by law, and optional deductions such as medical and disability insurance, stock purchase, cafeteria plan, and 401K Program. For international employees, payments are subject to all appropriate deductions based on local laws and customs.

6.	RESIGNATION AND/OR TERMINATION

Should the Employee resign or be terminated for any reason or no reason, with or without cause, earned commissions as defined in section 2.4 and sub-paragraphs for non-contingent, non-cancelable, or non-refundable orders that had been accepted by Company and where payment is received prior to the termination date, will be paid. Commissions that are not-yet earned, based upon receipt of payment by Company or meeting the other criteria, will be forfeited by the departing Employee.

Commissions on R&D contracts, as applicable, will be paid for those milestones (pre-determined, with assigned dollar values by Company and customer at time of contract negotiation) fully achieved prior to the employee’s date of termination. No commission will be paid on partially completed milestones.

7.	CHANGE OF TERRITORY

The Company shall have the sole and exclusive right to change the Territory specified in Exhibit “A” herein at any time during the Period, upon thirty (30) days notice to the Employee. At the end of this thirty day notice period the transition will become effective (Transition Date) and the Company reserves the sole and exclusive right to divide commissions between employees on all orders received after this date, based on its best judgment of the circumstances of each territory change. Commissions on all orders received and accepted prior to the Transition Date, which are yet to be earned under the conditions in section 2.4, will be paid to the employee that booked the order. For all opportunities on the sales forecast as of the Transition Date, the following guidelines will normally apply:

•	During the first 30 days after the Transition Date, 100% of the Quota Credit and commission on those forecasted opportunities will go to the individual giving up the account and/or territory.

•

From the 31st through 60th days after the Transition Date, all commissions and Quota Credit on those forecasted opportunities will be split 50% each to the individuals giving and picking up the account.

•	After the 60th day, 100% of the commission earned and Quota Credit goes to the person picking up the account.

All opportunities that are identified and closed by the person picking up the territory, that were not on the forecast of the person giving up the account or territory as of the Transition Date, will go 100% to the person who closed the order.

8.	ASSIGNMENT

The employee agrees not to assign or give any part of the compensation to any agent, customer, customer representative or other person as an inducement for obtaining an order. Violation of this provision is cause for immediate dismissal.

Dated:
Manager

I hereby acknowledge that I understand and agree to the Apache 2010 AE Compensation Policy, and the specific terms in Exhibit A, which supersede any previous agreements.

Dated:
Employee (Signature)

Employee (Printed Name)

Exhibit A to 2010 AE Compensation Policy

NAME
TITLE
TARGET ACCOUNTS (Only Divisions in Prospecting Territory unless otherwise noted)
PROSPECTING TERRITORY (Only divisions in territory unless otherwise noted)
EXCLUSIONS FROM TERRITORY

PERIOD

ANNUAL BASE SALARY

2010 BOOKINGS QUOTA

COMMISSIONS @ Quota
TOTAL COMPENSATION @ 100% QUOTA ACHIEVEMENT
2010 COMMISSION RATE	€ / $	UP TO	$
	€ / $	UP TO	$
MBO for 2010

Signed
	Andrew Yang, CEO	Date:

I hereby acknowledge that I understand and agree to the Apache 2010 AE Compensation Policy, and the specific terms in Exhibit A, which supersede any previous agreements.

Signed
	Employee	Date: